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                          PENTAGENIC PHARMACEUTICALS, INC.

                               1998 STOCK OPTION PLAN

     1. PURPOSE. The Plan is intended to provide incentive to key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Corporation, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Corporation.

     2.   DEFINITIONS.

          (a)  "Board" shall mean the Board of Directors of the Corporation.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

          (d) "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Corporation.

          (e) "Corporation" shall mean Pentagenic Pharmaceuticals, Inc., a Nevada corporation.

          (f) "Disability" shall mean the condition of an Employee who is, in the judgment of the Board or the Committee, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (g) "Employee" shall mean an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Corporation or a Subsidiary.

          (h) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may exercised.

          (i) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

               (1) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;


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               (2)  If the Shares are traded over-the-counter on the NASDAQ
     System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

               (3) If neither (1) nor (2) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          (j)  "Incentive Stock Option" shall mean an option described in
Section 422(b) of the Code.

          (k)  "Nonstatutory Stock Option" shall mean an option not described in
Section 422(b), 423(b) or 424(b) of the Code.

          (l) "Option" shall mean any option to purchase Common Stock granted pursuant to the Plan.

          (m)  "Optionee" shall mean an employee who has received an Option.

          (n) "Plan" shall mean the Pentagenic Pharmaceuticals, Inc. 1998 Stock Option Plan, as it may be amended from time to time.

          (o) "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

          (p) "Retirement" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.

          (q) "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

          (r) "Subsidiary" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

     3. EFFECTIVE DATE. The Plan was adopted by the Board and by the stockholders of the Corporation on July 1, 1998, which shall be the effective date of the Plan.

     4. ADMINISTRATION. The Plan shall be administered by the Board, or by a committee appointed by the Board which shall consist of not less than three (3) members (the "Committee"). The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee. If a Committee has been appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Board, or the Committee if there

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be one, shall from time to time at its discretion select the employees, directors and consultants who are to be granted Options, determine the number of Shares to be granted to each Optionee and designate such Options such as Incentive Stock Options or Non-statutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director or a non-Employee consultant. A member of the Board or a Committee member shall in no event participate in any determination relating to Options held by or to be granted to such Board or Committee member. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

     5.   PARTICIPATION.

          (a) ELIGIBILITY. The Optionees shall be such persons as the Board, or the Committee if there be one, may select from among the following classes of persons, subject to the terms and conditions of (b) below:

               (1) Employees of the Corporation or of a Subsidiary (who may be officers, whether or not they are directors);

               (2)  Directors of the Corporation or of a Subsidiary; and

               (3) Consultants, vendors, customers, and others expected to provide significant services to the Corporation or a Subsidiary.

     For purposes of this Plan, an Optionee who is a director or a consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be an Employee, and service as a director, consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be employment, except that no Incentive Stock Option may be granted to a non-Employee director or non-Employee consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary, and except that no Nonstatutory Stock Option may be granted to a non-Employee director or non-Employee consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary other than upon a vote of a majority of disinterested directors finding that the value of the services rendered or to be rendered to the Corporation or a Subsidiary by such non-Employee director or non-Employee consultant, vendor, customer, or other provider of services is at least equal to the value of the option or options granted.

          (b) TEN-PERCENT SHAREHOLDERS. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

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          (c)  STOCK OWNERSHIP.  For purposes of (b) above, in determining stock ownership an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

          (d) OUTSTANDING STOCK. For purposes of (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

     6. STOCK. The stock subject to Options granted under this Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 1,000,000 shares. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under this Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

     7.   TERMS AND CONDITIONS OF OPTIONS.

          (a) STOCK OPTION AGREEMENTS. Options shall be evidenced by written stock option agreements in such form as the Board, or the Committee if there be one, shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

          (b) NUMBER OF SHARES. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

          (c) EXERCISE PRICE. Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of any Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value on the date of grant.

          (d) MEDIUM AND TIME OF PAYMENT. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; PROVIDED, HOWEVER, that if the applicable Option Agreement so provides the Purchase Price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market


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Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price,
(ii) by cancellation of indebtedness owed by the Corporation to the Optionee,
(iii) with a full recourse promissory note executed by the Optionee, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note shall be determined by the Board, or the Committee if there be one. The Board, or the Committee if there be one, may require that the Optionee pledge his or her Shares to the Corporation for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note shall be been paid in full. In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

          (e) TERM AND NONTRANSFERABILITY OF OPTIONS. Each Option shall state the time or times, and the conditions upon which, all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

          (f) TERMINATION OF EMPLOYMENT, EXCEPT BY DEATH, DISABILITY OR RETIREMENT. If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised; PROVIDED, HOWEVER, that if the Optionee was terminated for cause (as defined in the applicable option agreement) any Option not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, (i) in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee's reemployment rights are guaranteed by statute or by contract, and (ii) in the case of a Nonstatutory Option, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment.

          (g) DEATH OF OPTIONEE. If an Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full,

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subject to the restrictions of (e) above, at any time within twelve (12)
months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised. The foregoing notwithstanding, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which a Nonstatutory Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Option with an extended term.

          (h) DISABILITY OF OPTIONEE. If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions of (f) above, to exercise the Option at any time within twelve (12) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. The foregoing notwithstanding, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which a Nonstatutory Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Option with an extended term.

          (i) RETIREMENT OF OPTIONEE. If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. The foregoing notwithstanding, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which a Nonstatutory Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Option with an extended term.

          (j) RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

          (k) MODIFICATION, EXTENSION AND RENEWAL OF OPTION. Within the limitations of the Plan, the Board, or the Committee if there be one, may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options with, if desired, lower exercise prices, in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.


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          (l)  OTHER PROVISIONS.  The stock option agreements authorized under this Plan may contain such other provisions not inconsistent with the terms of this Plan (including, without limitation, restrictions upon the exercise of the Option) as the Board, or the Committee if there be one, shall deem advisable.

     8. LIMITATION ON VALUE OF EXERCISABLE SHARES. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any employee of the Company for the first time during any calendar year (under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries) shall not exceed $100,000.

     9. TERM OF PLAN. Options may be granted pursuant to the Plan until the expiration of ten (10) years from the effective date of the Plan.

     10. RECAPITALIZATIONS. Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase of decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Corporation is not the surviving corporation, the date of exercisability of each outstanding Option shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Corporation. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Board, or the Committee if there be one, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power to the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

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     11.  SECURITIES LAW REQUIREMENTS.

          (a) LEGALITY OF ISSUANCE. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

               (1) the Corporation and the Optionee shall have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

               (2) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

               (3) any other applicable provision of state of Federal law shall have been satisfied.

          (b) RESTRICTIONS ON TRANSFER. Regardless of whether the offering and sale of Shares under the plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which required an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

          (c) REGISTRATION OR QUALIFICATION OF SECURITIES. The Corporation may, but shall not be obligated to register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under the plan to comply with any law.

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          (d)  EXCHANGE OF CERTIFICATES.  If, in the opinion of the
Corporation and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

     12. AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

          (a)  Increase the number of Shares subject to the Plan;

          (b) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options; or

          (c)  Amend this Section 12 to defeat its purpose.

     13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     14. EXECUTION. To record the adoption of the Plan in the form set forth above by the Board and stockholders as of July 1, 1998, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.

                              Pentagenic Pharmaceuticals, Inc.,
                              a Nevada corporation

                         By:
                            -------------------------------------

                         Title:
                               ----------------------------------

                                      - 9 -
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                                      Exhibit A to
               Pentagenic Pharmaceuticals, Inc. 1998 Stock Option Plan


                           PENTAGENIC PHARMACEUTICALS, INC.

                                STOCK OPTION AGREEMENT
                               (INCENTIVE STOCK OPTION)

     This Agreement is made and entered into effective as of ________ __, 199__, by and between Pentagenic Pharmaceuticals, Inc., a Nevada corporation (the "Corporation"), and __________________ (the "Optionee").

                                   R E C I T A L S

     A. The Board of Directors of the Corporation (the "Board") has adopted, and the stockholders of the Corporation have approved, Pentagenic Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan") in order to provide key employees of the Corporation with a favorable opportunity to acquire shares of the Corporation's common stock (the "Stock").

     B. Pursuant to the Plan, options may be granted which are intended to qualify as "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

     C. The Board has, by resolution duly adopted, determined that it is in the best interests of the Corporation and its shareholders to grant to Optionee, as an officer or employee of the Corporation, the option to purchase shares of Stock on the terms and conditions provided for in this Agreement, as an inducement to Optionee to continue to remain in the service of the Corporation and to provide Optionee with additional incentive for increasing his or her efforts and contributions to the success of the Corporation during such service.

     NOW THEREFORE, it is agreed as follows:

     1. DEFINITIONS AND INCORPORATION. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges receipt of a copy of the Plan.

     2. GRANT OF OPTION. Pursuant to the Plan, the Corporation hereby grants to Optionee as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 10 of the Plan. The Option is intended to qualify as an "incentive stock option" under the Code.

     3. OPTION PRICE. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $_______ per share, which is equal to or greater than the fair market value of one share of Stock as of the date hereof; or, if Optionee is a person described in paragraph 5(b) of the Plan, such price is at least one hundred ten percent (110%) of the fair market value of the Stock as of the date hereof.

     4. RIGHT TO EXERCISE. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with
Schedule 1 attached hereto and hereby incorporated in and made a part hereof. The Optionee hereby accepts and agrees to be bound by each and every provision contained in Schedule 1.

     5. SECURITIES LAY REQUIREMENTS. No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

     6. TERM OF OPTION. The Option shall terminate in any event on the earliest of the 10th anniversary of the date of this Agreement first set forth above, at 11:59 P.M., (b) the expiration of the period described in Paragraph 7 below, (c) the expiration of the period described in Paragraph 8 below, or (d) the expiration of the period described in Paragraph 9 below.

     7. EXERCISE FOLLOWING TERMINATION OF SERVICE. If the Optionee's service with the Corporation terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within the period of three (3) consecutive months commencing immediately following the date of such termination. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause or if the Optionee upon such termination becomes an employee, director or consultant of a person who is in direct competition with the Corporation. For this purpose, "cause" shall mean conviction of a felony, misappropriation of assets of the Corporation or any subsidiary, continued or repeated insobriety, continue or repeated absence from service during the usual working hours of the Optionee's position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation's executive officers or of the Board.

     8. EXERCISE FOLLOWING DEATH OR DISABILITY. If the Optionee's service with the Corporation terminates by reason of the Optionee's death or disability (as defined in the Plan), or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within one year after the date of Optionee's death or termination by reason of disability. In the case of death, the exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President of the Corporation.

     9. EXERCISE FOLLOWING RETIREMENT. If the Optionee's service with the Corporation terminates by reason of retirement (the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service), the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within one year after the date of the Optionee's retirement.

     10. TIME OF TERMINATION OF SERVICE. For the purposes of this Agreement, Optionee's service shall be deemed to have terminated on the earlier of (a) the date when Optionee's service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

     11. NONTRANSFERABILITY. Unless the Corporation otherwise consents in writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution or pursuant to a qualified domestic relations order, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate. All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the legend as specified in the Plan.

     12. EFFECT OF EXERCISE. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     13. METHOD OF EXERCISE. Each exercise of the Option shall be by means of a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the Option. The Option exercise price shall be paid in U.S. dollars.

     14. MEDIUM AND TIME OF PAYMENT. The exercise price shall be paid in full upon the exercise of the Option, and may be paid (i) in cash, in United States dollars, (ii) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value (as defined in the Plan) on the date of exercise equal to the exercise price,
(iii) by cancellation of indebtedness owed by the Corporation to the Optionee, (iv) with a full recourse promissory note executed by the Optionee, or (v) any in combination of the foregoing in an amount equal to the aggregate exercise price. The interest rate and other terms and conditions of any such note shall be determined by the Board, or the Committee if there be one. The Board, or the Committee if there be one, may require that the Optionee pledge his or her Shares to the Corporation for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note shall have been paid in full.

     15. WITHHOLDING TAXES. If the Optionee is an employee or former employee of the Corporation when all or part of the option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

     16. ISSUANCE OF SHARES. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised.
Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

     17. LIMITATION OF OPTIONEE'S RIGHTS. Neither Optionee nor any person entitled to exercise the Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

     18. CONSENT REQUIRED TO TRANSFER. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

     19. NOTICES. Any notice to the Corporation contemplated by this Agreement shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

     20. INTERPRETATION. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

     21. GOVERNING LAW. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the day and year first above written.

                         PENTAGENIC PHARMACEUTICALS, INC.
                         a Nevada corporation

                         By:
                            ------------------------------------------

                         Title:
                               ---------------------------------------

          "Optionee"

--------------------------------
          (Signature)


--------------------------------
 (Please print Optionee's name)

                                     Exhibit B to
               Pentagenic Pharmaceuticals, Inc. 1998 Stock Option Plan


                           PENTAGENIC PHARMACEUTICALS, INC.

                                STOCK OPTION AGREEMENT
                             (NONSTATUTORY STOCK OPTION)

     This Agreement is made and entered into effective as of _________, 199_, by and between Pentagenic Pharmaceuticals, Inc., a Nevada corporation (the "Corporation"), and ______________________ (the "Optionee").

                                   R E C I T A L S

     A. The Board of Directors of the Corporation (the "Board") has adopted, and the stockholders of the Corporation have approved, the Pentagenic Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan") in order to provide key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Corporation, with a favorable opportunity to acquire shares of the Corporation's common stock (the "Stock").

     B. Pursuant to the Plan, options may be granted which are intended to qualify as Incentive Stock Options which are afforded special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), as well as Nonstatutory Options which are not intended to so qualify.

     C. The Board has, by resolution duly adopted, determined that it is in the best interests of the Corporation and its shareholders to grant to Optionee, as a ______________________ to the Corporation, the option to purchase shares of Stock on the terms and conditions provided for in this Agreement, as an inducement to Optionee to continue to remain in the service of the Corporation and to provide Optionee with additional incentive for increasing his or her efforts and contributions to the success of the Corporation during such service.

     NOW THEREFORE, it is agreed as follows:

     1. DEFINITIONS AND INCORPORATION. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges receipt of a copy of the Plan.

     2. GRANT OF OPTION. The Corporation hereby grants to Optionee as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 10 of the Plan. It is understood and acknowledged that the Option will be a Nonstatutory Stock Option which will not qualify as an Incentive Stock Option under the Code.

     3. OPTION PRICE. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $_________ per share (the "Purchase Price"), which is equal to or greater than 85% of the Fair Market Value of one share of Stock as of the date hereof.

     4. RIGHT TO EXERCISE. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with
Schedule 1 attached hereto and hereby incorporated in and made a part hereof. The Optionee hereby accepts and agrees to be bound by each and every provision contained in Schedule 1.

     5. SECURITIES LAW REQUIREMENTS. No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

     6. TERM OF OPTION. The Option shall terminate in any event on the earliest of (a) the 10th anniversary of the date of this Agreement first set forth above, at 11:59 P.M., and (b) the expiration of the period described in Paragraph 7 below.

     7. EXERCISE FOLLOWING TERMINATION OF SERVICE. If the Optionee's service with the Corporation terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above and Schedule 1 attached hereto) may be exercised at any time prior to and including, but not later than the termination date set forth in paragraph 6(a) above. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause or if the Optionee upon such termination becomes an employee, director or consultant of a person who is in direct competition with the Corporation. For this purpose, "cause" shall mean conviction of a felony, misappropriation of assets of the Corporation or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee's position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation's executive officers or of the Board.

     8. EXERCISE FOLLOWING DEATH OR DISABILITY. If the Optionee's service with the Corporation terminates by reason of the Optionee's death or disability, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above and Schedule 1 attached hereto) may be exercised at any time prior to and including, but not later than the termination date set forth in paragraph 6(a) above. In the case of death, the exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the President of the Corporation.

     9. EXERCISE FOLLOWING RETIREMENT. If the Optionee's service with the Corporation terminates by reason of retirement (the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service), the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above and Schedule 1 attached hereto) may be exercised at any time prior to and including, but not later than the termination date set forth in paragraph 6(a) above.

     10. TIME OF TERMINATION OF SERVICE. For the purposes of this Agreement, Optionee's service shall be deemed to have terminated on the earlier of (a) the date when Optionee's service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

     11. NONTRANSFERABILITY. Unless the Corporation otherwise consents in writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate.

     All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the following legend:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

     12. EFFECT OF EXERCISE. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     13. METHOD OF EXERCISE. Each exercise of the Option shall be by means of a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the Option.

     The Purchase Price specified in paragraph 3 above shall be paid in full upon the exercise of the Option (i) by cash, in United States dollars; (ii) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price; (iii) by cancellation of indebtedness owed by the Corporation to the Optionee; or (iv) by any combination of the foregoing.

     14. WITHHOLDING TAXES. If the Optionee is an employee or former employee of the Corporation when all or part of the Option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

     15. ISSUANCE OF SHARES. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised.
Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

     16. LIMITATION OF OPTIONEE'S RIGHTS. Neither Optionee nor any person entitled to exercise the Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

     17. CONSENT REQUIRED TO TRANSFER. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

     18. NOTICES. Any notice to the Corporation contemplated by this Agreement shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

     19. INTERPRETATION. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

     20. GOVERNING LAW. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the day and year first above written.



                              PENTAGENIC PHARMACEUTICALS, INC.,
                              a Nevada  corporation

                         By:
                            ------------------------------------------

                         Title:
                               ---------------------------------------


     "Optionee"


--------------------

                                      SCHEDULE 1

                                  RIGHT TO EXERCISE
                                  -----------------

     Subject to the conditions set forth in this Agreement to which this
Schedule 1 is attached, the Option shall first become exercisable as to the respective number of shares of Stock and at the times indicated below:


          Number of Shares             "Vesting" Date

            ____                   ___________________, 199_
            ____                   ___________________, 199_
            ____                   ___________________, 199_
            ____                   ___________________, 199_
            ____                   ___________________, 199_